Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 29, 2021 on the financial statements of Ranger Small Cap Fund and Ranger Micro Cap Fund, each a series of Ranger Funds Investment Trust, incorporated herein by reference, and to the references to our firm under the headings Financial Highlights in the Prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

KPMG LLP

Denver, Colorado

November 30, 2021

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 29, 2021 on the consolidated financial statements of RG Aurum+ Fund, formerly RG Tactical Market Neutral Fund, a series of Ranger Funds Investment Trust, incorporated herein by reference, and to the references to our firm under the headings Financial Highlights in the Prospectus and Independent Registered Public Accounting firm and Financial Statements in the Statement of Additional Information.

KPMG LLP

Denver, Colorado

November 30, 2021